UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

SANARA MEDTECH INC.
 (Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2020, Sanara MedTech Inc. (the “Company”, or “Sanara”) executed a product license agreement (the “License Agreement”) with Rochal Industries, LLC (“Rochal”) whereby Sanara acquired an exclusive world-wide license to market, sell and further develop certain products for human medical use to enhance skin condition or treat or relieve skin disorders, excluding uses primarily for beauty, cosmetic, or toiletry purposes. The Executive Chairman of the Company is also a director of Rochal, and indirectly a significant shareholder of Rochal, and through the potential exercise of warrants a majority shareholder of Rochal. Another Company director is also a director and significant shareholder of Rochal.

Key terms of the License Agreement include:

1.
Sanara will pay to Rochal $600,000 in cash and $750,000 payable at Sanara’s option in cash, Sanara Common Stock, or a combination of cash and Sanara Common Stock.

2.
At the time Rochal issues a purchase order to its contract manufacturer for the first good manufacturing practice run of the licensed products Sanara will pay Rochal $600,000 in cash.

3.
Upon FDA clearance of the licensed products, Sanara will pay Rochal $500,000 in cash and $1,000,000, which at Sanara’s option, may be in cash or Sanara Common Stock, or a combination of cash and Sanara Common Stock.

4.
Sanara will pay Rochal a royalty of:

a.
4% of net sales of licensed products in countries in which patents are registered

b.
2% of net sales of licensed products in countries without patent protection.

c.
The minimum annual royalty due to Rochal will be $100,000 beginning with the first full calendar year following the year in which first commercial sales of the licensed products occur and increase by 10% each subsequent calendar year up to a maximum amount of $150,000.

d.
Sanara will pay additional royalty annually based on specific net profit targets from sales of the licensed products, subject to a maximum of $1,000,000 during any calendar year.

5.
The License Agreement will expire in 2034.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement. Sanara expects to file a copy of the License Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending March 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: May 8, 2020	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer